CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the Delco Remy America Salaried 401(k) Savings Plan of our report dated May 21, 1999 with respect to the financial statements of the Delco Remy America Salaried 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                      /s/ Ernst & Young LLP


Indianapolis, Indiana
June 25, 1999